Exhibit (e)(2)

AMENDMENT NO. 1

TO DISTRIBUTION AGREEMENT

(Thrivent Mutual Funds.)

Thrivent Distributors, LLC (“TDL”) and Thrivent Mutual Funds (“TMF”) hereby agree that, effective February 28, 2017, the “Thrivent Low Volatility Equity Fund” and the “Thrivent Multidimensional Income Fund” shall each be deemed a “Fund” under the terms of the Distribution Agreement dated January 1, 2016 between TDL and TMF.

A revised Schedule I is attached hereto.

THRIVENT MUTUAL FUNDS

By:	/s/ David S. Royal
David S. Royal
President

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Mark A. Anema
Mark A. Anema
Chief Executive Officer

Schedule I

(Effective February 28, 2017)

THRIVENT MUTUAL FUNDS

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Growth and Income Plus Fund

Thrivent Balanced Income Plus Fund

Thrivent Diversified Income Plus Fund

Thrivent Opportunity Income Plus Fund

Thrivent Partner Emerging Markets Equity Fund

Thrivent Small Cap Stock Fund

Thrivent Mid Cap Stock Fund

Thrivent Partner Worldwide Allocation Fund

Thrivent Large Cap Growth Fund

Thrivent Large Cap Value Fund

Thrivent Large Cap Stock Fund

Thrivent High Yield Fund

Thrivent Income Fund

Thrivent Municipal Bond Fund

Thrivent Government Bond Fund

Thrivent Limited Maturity Bond Fund

Thrivent Money Market Fund

Thrivent Low Volatility Equity Fund

Thrivent Multidimensional Income Fund